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                                                                    EXHIBIT 4.11

                               IRREVOCABLE PROXY
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     This Irrevocable Proxy is entered into as of June __, 1997 by the undersigned stockholder ("Stockholder") of The Shoppers' Source, a California corporation ("Company").

                                   RECITALS
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          A.  Stockholder is the owner of or controls the number of shares of
Common Stock (the "Shares") of Company set forth opposite her or his name on the signature page of this Agreement.

          B. Stockholder desires to grant an irrevocable proxy to vote the Shares.

          NOW, THEREFORE, for good and valuable consideration, including, but not limited to, the opportunity to purchase initial issuance of Company's Shares, the receipt and sufficiency of which are hereby acknowledged, Stockholder agrees as follows:

                                   AGREEMENT
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1.  Irrevocable Proxy. Stockholder hereby irrevocably appoints Robert J.
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McNulty, or his nominee, as her or his attorney and proxy to (a) attend any and all meetings of the stockholders of Company to vote the Shares, to represent and otherwise to act for Stockholder in the same manner and with the same effect as if Stockholder were personally present, and (b) to take any action by written stockholder consent with respect to the Shares.

       This Irrevocable Proxy, with full power of substitution, is coupled with an interest and is irrevocable for a period of ten (10) years from the date hereof or until the effective date of an Initial Public Offering of the Company's Common Stock, whichever is earlier. Any proxies heretofore given are hereby revoked. Until May 31, 2007, Stockholder shall not execute or deliver to others a proxy or proxies or any authorization with respect to the Shares and will not vote the Shares or take any action by written stockholder consent with respect to the Shares inconsistent with the terms hereof. This irrevocable proxy shall apply to shares of any class of stock of the Company acquired by the Stockholder after the date hereof.

       2.  Governing Law. This Irrevocable Proxy shall be governed by the
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Corporations Code of the State of California.

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     3.  Successors and Assigns. This Irrevocable Proxy shall be binding upon
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the heirs, executors, successors and assigns of Stockholder.

     4.  Further Assurances. Company and Stockholder shall execute and deliver
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any and all additional papers and documents and shall do any and all acts and things reasonably necessary in connection with the performance of his or her obligations hereunder and to carry out the intent of the parties hereto.

     IN WITNESS WHEREOF, Stockholder has executed this Irrevocable Proxy as of the date first above written.


                                                         Number of Shares
                                                         Owned or Controlled
                                                         -------------------
                                                              50,000 shares of
                                                              Common Stock


By:  /s/ Mark Winkler
   ---------------------------------------
     Mark Winkler

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